Exhibit 99.2

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

BALANCE SHEETS

(in thousands, except share and per share data)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,826	$19,623
Accounts receivable	69	—
Unbilled revenue receivable	405	—
Receivable from related party	9	15
Prepaid expenses and other assets	697	403
Deferred financing costs	119	—

Total current assets	10,125	20,041
Property and equipment, net	1,115	503
Other noncurrent assets	63	32

Total assets	$11,303	$20,576

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Current portion of long-term debt	$2,483	$1,213
Accounts payable	2,010	509
Accrued Northwestern University License Agreements fee	—	1,500
Accrued legal expenses	284	123
Accrued payroll-related expenses	395	423
Current portion of deferred revenue	5,259	8,276
Other accrued expenses	493	114

Total current liabilities	10,924	12,158
Long-term debt, net	3,285	4,454
Preferred stock warrant liability	204	201
Deferred revenue, net of current portion	—	1,034
Other noncurrent liabilities	281	281

Total liabilities	$14,694	$18,128

See Accompanying Notes to Unaudited Financial Statements.

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

BALANCE SHEETS

(in thousands, except share and per share data)

	June 30, 2017	December 31, 2016
	(unaudited)
Stockholders’ (deficit) equity:
Non-redeemable preferred stock
Series C: $0.00001 par value per share; 21,000,000 shares authorized; 14,660,096 issued and outstanding, June 30, 2017 and December 31, 2016; liquidation value of $50,577 at June 30, 2017	33,483	33,483
Series B-2: $0.00001 par value per share; 2,827,844 shares authorized, issued and outstanding, June 30, 2017 and December 31, 2016	3,641	3,641
Series B-1: $0.00001 par value per share; 4,937,813 shares authorized, issued and outstanding, June 30, 2017 and December 31, 2016	5,371	5,371
Series A: $0.00001 par value per share; 22,924,209 shares authorized, issued and outstanding, June 30, 2017 and December 31, 2016	135	135
Common stock, $0.00001 par value per share; 62,000,000 shares authorized; 382,866 issued and outstanding, June 30, 2017; 265,158 issued and outstanding, December 31, 2016	—	—
Additional paid-in capital	(16,793)	(17,578)
Accumulated deficit	(29,228)	(22,604)

Total stockholders’ (deficit) equity	(3,391)	2,448

Total liabilities and stockholders’ (deficit) equity	$11,303	$20,576

See Accompanying Notes to Unaudited Financial Statements.

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Six Months Ended June 30,
	2017	2016
Revenue:
Collaboration revenue	$5,127	$—
Grant income	—	346

Total revenue	5,127	346
Operating expenses:
Research and development expense	7,777	5,916
General and administrative expense	3,536	1,887

Total operating expenses	11,313	7,803

Operating loss	(6,186)	(7,457)
Other income (expense), net:
Interest expense	(415)	(308)
Other income (loss), net	(23)	(8)

Total other income (loss), net	(438)	(316)

Net loss	$(6,624)	$(7,773)

Basic and diluted loss per common share	$(18.27)	$(37.48)
Basic and diluted weighted-average common shares outstanding	362,545	207,370

See Accompanying Notes to Unaudited Financial Statements.

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

(in thousands, except shares)

	Non-Redeemable Preferred Stock										Additional		Total
	Series C		Series B-2		Series B-1		Series A		Common Stock		Paid-in-	Accumulated	Stockholders’
	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$	Capital	Deficit	Equity (Deficit)
Balance at December 31, 2016	14,660,096	$33,483	2,827,844	$3,641	4,937,813	$5,371	22,924,209	$135	265,158	$—	$(17,578)	$(22,604)	$2,448
Exercise of options	—	—	—	—	—	—	—	—	117,708	—	43	—	43
Equity-based compensation	—	—	—	—	—	—	—	—	—	—	742	—	742
Net loss	—	—	—	—	—	—	—	—	—	—	—	(6,624)	(6,624)

Balance at June 30, 2017	14,660,096	$33,483	2,827,844	$3,641	4,937,813	$5,371	22,924,209	$135	382,866	$—	$(16,793)	$(29,228)	$(3,391)

See Accompanying Notes to Unaudited Financial Statements.

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(6,624)	$(7,773)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	89	86
Equity-based compensation	742	340
Amortization of long-term debt issuance costs and fees	101	82
Change in fair value of preferred stock warrant liability	3	8
Changes in operating assets and liabilities:
Unbilled revenue receivable and accounts receivable	(474)	(109)
Receivable from related party	6	44
Prepaid expenses and other current assets	(294)	(248)
Deferred offering costs	—	—
Other noncurrent assets	(31)	—
Accounts payable	1,306	14
Accrued Northwestern University License Agreements fee	(1,500)	—
Accrued legal expenses	42	21
Accrued payroll-related expenses	(28)	(180)
Other accrued expenses	267	249
Deferred revenue	(4,051)	—
Other noncurrent liabilities	—	1

Net cash used in operating activities	(10,446)	(7,465)
Cash flows from investing activities:
Capital expenditures	(394)	(241)

Net cash used in investing activities	(394)	(241)
Cash flows from financing activities:
Proceeds from long-term borrowing	—	6,000
Proceeds from preferred stock offering	—	450
Proceeds from exercise of common stock options	43	26
Payment of long-term debt fees and issuance costs	—	(141)
Payment of preferred stock financing costs	—	(6)

Net cash provided by financing activities	43	6,329
Net decrease in cash and cash equivalents	(10,797)	(1,377)
Cash and cash equivalents—beginning of period	19,623	18,731

Cash and cash equivalents—end of period	$8,826	$17,354

Supplemental disclosure of cash flow information
Non-cash financing activities:
Stock issuance costs included in accrued legal expenses	$119
Debt issuance costs—preferred stock warrants	—	134
Debt issuance costs—accrued and payable loan fees and issuance costs	—	231
Non-cash investing activities (capital expenditure) included in accounts payable and other accrued expenses	(307)	—

See Accompanying Notes to Unaudited Financial Statements.

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(in thousands, except unit, share, per unit, and per share data)

1. Description of Business and Basis of Presentation

Description of Business

Exicure, Inc. (formerly AuraSense Therapeutics, LLC) (the Company) is a clinical-stage biotechnology company developing gene regulatory and immuno-oncology therapeutics based on the Company’s proprietary Spherical Nucleic Acid, or SNA, technology. The Company believes the design of the Company’s SNAs gives rise to chemical and biological properties that may provide advantages over other nucleic acid therapeutics and enable therapeutic activity outside of the liver. The Company intends to build a leading nucleic acid therapeutics company focused on the discovery and development of therapeutics based on the Company’s proprietary SNA technology, either on its own or in collaboration with pharmaceutical partners.

On July 9, 2015, AuraSense Therapeutics, LLC was converted into AuraSense Therapeutics, Inc., a Delaware corporation, and on the same date changed its name to Exicure, Inc., which actions together are referred to in these Notes to Unaudited Interim Financial Statements as the corporate conversion. In connection with the corporate conversion, each common unit, Class A unit, Class B-I unit, Class B-II unit and Class C unit of AuraSense Therapeutics, LLC issued and outstanding immediately prior to the effectiveness of the corporate conversion was converted into one share of common stock, Series A preferred stock, Series B-1 preferred stock, Series B-2 preferred stock and Series C preferred stock of Exicure, Inc., respectively. No preferred stock was provided in consideration for fractional membership units. Each outstanding option to purchase one common unit of AuraSense Therapeutics, LLC was converted into an option to purchase one share of common stock of Exicure, Inc.

AuraSense Therapeutics, LLC was formed on June 13, 2011 as a wholly owned subsidiary of AuraSense, LLC, but did not conduct substantive business until December 12, 2011, which is considered the inception date. On December 12, 2011, AuraSense, LLC contributed the assets and liabilities comprising the business of the Company to the Company through a Bill of Sale and Assumption Agreement. Pursuant to this agreement AuraSense, LLC received 22,924,210 Class A Units of the Company.

The assets and liabilities contributed by AuraSense, LLC were transferred at their historical cost and consisted of an unbilled revenue receivable of $143, scientific equipment of $309 and a liability of $317 for accrued legal expenses related to patent protection. The net book value of Parent’s contribution at inception was $135.

Also on December 12, 2011, the Company and AuraSense, LLC entered into a Partial Assignment of License agreement whereby certain license rights held by AuraSense, LLC pursuant to a License Agreement with Northwestern University were assigned to the Company. Under the terms of the License Agreement and the Partial Assignment of License, Northwestern University received 1% of the Class A units received by AuraSense, LLC in the formation transaction, which amounted to 229,242 units. Also on December 12, 2011, the Company sold 4,937,818 of its Class B (Series B-1) units with net proceeds of $5,371.

In June 2013, the Company sold 2,827,848 of its Class B (Series B-2) units for net proceeds of $3,641.

In June 2014, the Company sold 5,911,450 of its Class C units for net proceeds of $13,479.

In February 2015, the Company sold 2,010,219 of its Class C units for net proceeds of $4,581.

In October 2015, the Company sold 6,542,783 shares of its Series C preferred stock for net proceeds of $14,979.

In January 2016, the Company sold 195,651 shares of its Series C preferred stock at a price of $2.30 per share for net proceeds of $444.

These transactions are described in more detail below in Note 5, Stockholders’ (Deficit) Equity.

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(in thousands, except unit, share, per unit, and per share data)

Basis of presentation

The accompanying financial statements as of June 30, 2017 and December 31, 2016, and for the six months ended June 30, 2017 and 2016, have been presented in conformity with accounting principles generally accepted in the United States of America (GAAP).

Going concern

As of June 30, 2017, the Company has generated an accumulated deficit of $48,065 since inception and expects to incur significant expenses and negative cash flows for the foreseeable future. Based on the Company’s current operating plans, existing working capital at June 30, 2017 is not sufficient to sustain operations beyond October 31, 2017. As discussed in Note 12, Subsequent Events, on September 26, 2017 the Company completed the Merger with Max-1 Acquisition Corporation and the Private Placement for the sale of approximately $20,302 of Exicure shares of Common Stock, or 6,767,360 shares, at a price of $3.00 per share (see Note 12, Subsequent Events). The combined company is expected to have approximately $17,394 in additional capital after the Private Placement. Management believes cash as of June 30, 2017, when combined with the cash raised in connection with the Private Placement, is sufficient to fund the Company through September 30, 2018. Management believes that it will be able to obtain additional working capital through equity financings, partnerships and licensing, or other arrangements, to fund operations. However, there can be no assurance that such additional financing, if available, can be obtained on terms acceptable to the Company. If the Company is unable to obtain such additional financing, the Company will need to reevaluate future operating plans. Accordingly, there is substantial doubt regarding the Company’s ability to continue as a going concern.

The accompanying unaudited interim financial statements have been prepared as though the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Reverse merger

On September 26, 2017, the Company completed the Merger with Max-1 Acquisition Corporation (see Note 12, Subsequent Events). Pursuant to the terms of the Merger, each outstanding share of Exicure capital stock (other than shares of Series C Preferred Stock of Exicure) was converted into 0.49649 shares of Max-1 Acquisition Corporation’s Common Stock and each outstanding share of Series C Preferred Stock of Exicure was converted into 0.7666652 shares of Max-1 Acquisition Corporation’s Common Stock.

Unaudited interim financial information

The accompanying balance sheet as of June 30, 2017, the statements of operations and statements of cash flows for the six months ended June 30, 2017 and 2016, and the statement of changes in stockholders’ (deficit) equity for the six months ended June 30, 2017 are unaudited. The interim unaudited financial statements have been prepared on the same basis as the annual audited financial statements; and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the Company’s financial position as of June 30, 2017, and the results of its operations and its cash flows for the six months ended June 30, 2017 and 2016. The financial data and other information disclosed in these notes related to the six months ended June 30, 2017 and 2016 are unaudited. The results for the six months ended June 30, 2017 are not necessarily indicative of results to be expected for the year ending December 31, 2017, or any other interim periods, or any future year or period.

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(in thousands, except unit, share, per unit, and per share data)

Use of estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on certain assumptions which it believes are reasonable in the circumstance and while actual results could differ from those estimates, management does not believe that any change in those assumptions in the near term would have a significant effect on the Company’s financial position, results of operations or cash flows. Actual results in future periods could differ from those estimates.

2. Significant Accounting Policies

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts receivable and unbilled revenue receivable

Accounts receivable and unbilled revenue receivable consist of reimbursement for research and development activities in connection with the research collaboration, license, and option agreement with Purdue Pharma L.P. and, in 2016, grant proceeds for services under government grant agreements. The Company’s management believes these receivables are fully collectible.

Fair value of financial instruments

The carrying amounts of financial instruments, which include cash and cash equivalents and accounts payable, approximate their respective fair values due to the relatively short-term nature of these instruments. Management believes that the Company’s long-term debt bears interest at the prevailing market rate for instruments with similar characteristics and, accordingly, the carrying value of long-term debt also approximates their fair value.

Concentrations of credit risk and other risks and uncertainties

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents. As of June 30, 2017 and December 31, 2016, the Company had cash and cash equivalents of $8,826 and $19,623 at two institutions, respectively. These deposits exceed federally insured limits.

The Company is currently not profitable and no assurance can be provided that it will ever be profitable. The Company’s research and development activities have required significant investment since inception and operations are expected to continue to require cash investment in excess of its revenues. See also Note 1, Description of Business and Basis of Presentation-Going Concern, for more information.

The Company is subject to risks common in therapeutic development including, but not limited to, therapeutic candidates that appear promising in the early phases of development often fail because they prove to be inefficacious or unsafe, clinical trial results are unsuccessful, regulatory bodies may not approve the therapeutic or the therapeutic may not be economical in production or distribution. The Company is also subject to risks common to biotechnology firms including, but not limited to new and disruptive technological innovations, dependence on key personnel, protection of proprietary technology, the validity of and continued access to its owned and licensed intellectual property, limitations on the supply of critical materials, compliance with governmental regulations and market acceptance.

Deferred financing costs

The Company capitalizes direct costs such as legal, accounting, and filing fees relating to a stock offering. Deferred offering costs will be offset against offering proceeds upon the completion of the offering. In the event the offering is terminated or delayed, deferred offering costs will be expensed.

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(in thousands, except unit, share, per unit, and per share data)

Property and equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the various classes of property and equipment, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the remaining terms of the respective leases or the estimated lives of the assets. Depreciation and amortization expense was $89 and $86 for the six months ended June 30, 2017 and 2016, respectively.

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No impairment losses were recorded from inception in December 2011 through June 30, 2017.

Preferred stock warrant liability

Freestanding warrants related to shares that are redeemable, contingently redeemable, or for purchases of preferred stock that are not indexed to the Company’s own stock are classified as a liability on the Company’s balance sheet. The preferred stock warrants are recorded at fair value, estimated using the Black-Scholes option-pricing model, and marked to market at each balance sheet date with changes in the fair value of the liability recorded in other income (expense), net in the statements of operations.

Revenue recognition

The Company recognizes revenue when the following criteria have been met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered and risk of loss has passed; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured. When payments are received in advance of recognizing revenue, the Company includes the amount in deferred revenue on the balance sheet. Amounts deferred that are not anticipated to be recognized as revenue within a year of the balance sheet date are classified as noncurrent liabilities.

The Company has generated all of its revenue to date through its research collaboration, license, and option agreement with Purdue Pharma L.P. or as a primary contractor or as a subcontractor on government grants. The Company has not generated any commercial product revenue. Historically, the Company’s research collaborations and grants have been either as a direct contractor or as a sub-awardee on contracts funded by various governmental agencies.

In arrangements involving the delivery of more than one element, each required deliverable is evaluated to determine whether it qualifies as a separate unit of accounting. The determination is based on whether the deliverable has “standalone value” to the customer. If a deliverable does not qualify as a separate unit of accounting, it is combined with the other applicable undelivered item(s) within the arrangement and these combined deliverables are treated as a single unit of accounting.

The arrangement’s consideration that is fixed or determinable is allocated to each separate unit of accounting based on the relative selling price methodology in accordance with the selling price hierarchy, which includes vendor-specific objective evidence (“VSOE”) of selling price, if available, or third-party evidence of selling price if VSOE is not available, or the best estimate of selling price, if neither VSOE nor third-party evidence is available.

Payments or reimbursements for the Company’s research and development efforts for the arrangements where such efforts are considered as deliverables are recognized as the services are performed and are presented on a gross basis. When upfront payments are received and if there is no discernible pattern of performance and/or objectively measurable performance measures do not exist, the Company recognizes revenue ratably over the associated period of performance.

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(in thousands, except unit, share, per unit, and per share data)

Purdue Collaboration

On December 2, 2016, the Company entered into a research collaboration, option and license agreement with Purdue Pharma L.P., or Purdue, and referred to as the Purdue Collaboration. Purdue has the option to obtain from us the full worldwide development and commercial rights to AST-005 (the Company’s lead therapeutic candidate that targets tumor necrosis factor), an option to obtain three additional collaboration targets and a further option to obtain from us the full worldwide development and commercial rights to any therapeutic candidates developed targeting the three additional collaboration targets. Additionally, Purdue has rights of first offer to some potential collaboration targets. These rights of first offer are subject to limitations in time and scope. In connection with the Purdue Collaboration, the Company received a non-refundable development fee of $10,000. In addition, the Company is eligible to receive up to $770,000 upon successful completion of certain research, regulatory and commercial sales milestones. There can be no assurance these milestones will be achieved as they are subject to highly significant risks and uncertainties, many of which are outside of the Company’s control. In the event a therapeutic candidate subject to the collaboration results in commercial sales, the Company is eligible to receive single to low double digit royalties on future net sales of such commercialized therapeutic candidates. Additionally, Purdue had an obligation to invest in a qualified equity financing of the Company if such financing was completed before June 2, 2017. The Company did not complete such qualified equity financing before June 2, 2017.

In accordance with ASC 605-25, the Company identified the following deliverables at the inception of the Purdue Collaboration agreement: (1) exclusive rights to the TNF-α target, (2) the obligation to participate in a joint research committee, (3) the provision of research and development activities based on a prescribed full-time employee rate per year, (4) a non-voting board of director observer role, (5) Purdue’s right to participate in a future qualified equity financing of the Company if such financing occurs prior to June 2, 2017 or the pricing of the initial public offering of shares of the Company’s common stock, (6) the option for an exclusive development and commercialization license to AST-005 or a TNF-α development candidate other than AST-005, (7) the option to select and develop three additional collaboration targets, and (8) the option for an exclusive development and commercialization license to any developed therapeutic candidate targeting the three additional collaboration targets. The Company determined that deliverables (2), (4), (5), and (6) do not have stand-alone value to Purdue, and accordingly, deliverables (2), (4), (5) and (6) were combined with deliverables (1) and (3) as a single unit of accounting. The Company concluded that, at the inception of the agreement, deliverables (7) and (8) are substantive options and do not contain a significant or incremental discount; as a result, no portion of the upfront $10,000 is allocated to deliverables (7) and (8).

The upfront payment of $10,000 was allocated to the single unit of accounting consisting of deliverables (1), (2), (3), (4), (5), and (6) above and was recorded as deferred revenue and is being recognized on a ratable basis over the estimated performance period of the relevant research and development activities of 14.5 months.

During the six months ended June 30, 2017, the Company recognized collaboration revenue of $5,127, which included $989 of research and development activities that will be reimbursed by Purdue and is presented on a gross basis in the accompanying statement of operations. As of June 30, 2017 and December 31, 2016, deferred revenue relating to the Purdue Collaboration was $5,259 and $9,310, respectively, of which $5,259 and $8,276, respectively, is classified as current portion of deferred revenue in the accompanying balance sheet.

The Purdue Collaboration agreement includes contingent payments related to specified research, development and regulatory milestones and sales-based milestones. Each contingent and milestone payment is evaluated to determine whether it is substantive and at risk to both parties. The Company recognizes any payment that is contingent upon the achievement of a substantive milestone entirely in the period in which the milestone is achieved. Any payments that are contingent upon achievement of a non-substantive milestone are recognized as revenue prospectively, when such payments become due and collectible, over the remaining expected performance period under the arrangement, which is generally the remaining period over which the research and development services are expected to be provided. To date, the Company has not recognized any contingent payments in connection with the Purdue Collaboration as revenue.

The Company’s grant contracts have typically been cost or cost-plus-fee contracts. Revenues on these contracts are recognized as costs are incurred, generally based on allowable costs incurred during the period, plus any recognizable earned fee. The Company considers fixed fees under cost and cost-plus-fee contracts to be earned in proportion to the allowable costs incurred in performance of the contract. The Company has determined that it is the principal for each of its grants with governmental agencies since it maintains primary responsibility for research efforts in connection with these grants. Therefore, it recognizes revenue related to these grants with governmental agencies on a gross basis.

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(in thousands, except unit, share, per unit, and per share data)

The Company has entered into certain grant contracts containing milestone payments. The Company recognizes revenue from milestone payments when earned, provided that the milestone event was substantive, its achievability was not reasonably assured at the inception of the agreement, the Company has no further performance obligations relating to the event and collectability is reasonably assured. If these criteria are not met, the Company recognizes milestone payments ratably over the remaining period of its performance obligations under the grant contract. For a milestone to be considered substantive, the payment associated with its achievement must have all of the following characteristics: (1) relate solely to past performance; (2) be reasonable, relative to all of the deliverables and payment terms within the arrangement; and (3) be commensurate with either the Company’s efforts required to achieve the milestone or the enhanced value of the delivered items(s) as a result of the milestone achievement.

As of June 30, 2017 and December 31, 2016, and for the six months ended June 30, 2017 and 2016, the Company was not participating in any grant research activities involving milestone payments.

Equity-based compensation

The Company measures the cost of common stock option awards at fair value and records the cost of the awards, net of estimated forfeitures, on a straight-line basis over the requisite service period. The Company measures fair value for all common stock options using the Black-Scholes option-pricing model. For all common stock option awards to employees, the fair value measurement date is the date of grant and the requisite service period is the period over which the employee is required to provide service in exchange for the common stock option awards, which is generally the vesting period. For all common stock option awards to nonemployees, the Company remeasures fair value at each financial statement reporting date and recognizes compensation expense as services are rendered, generally on a straight-line basis.

Segments and geographic information

The Company has determined it has one operating segment. Disaggregating the Company’s operations is impracticable because the Company’s research and development activities and its assets overlap and management reviews its business as a single operating segment. Thus, discrete financial information is not available by more than one operating segment. All material long-lived assets of the Company are located in the United States.

Deferred rent

Deferred rent consists of rent escalation payment terms, tenant improvement allowances and other incentives received from the landlord related to the Company’s operating lease and is presented in Other noncurrent assets in the accompanying balance sheet. Rent escalation represents the difference between actual operating lease payments due and straight-line rent expense, which is recorded by the Company over the term of the lease. Tenant improvement allowances and other incentives are recorded as deferred rent and amortized as a reduction of periodic rent expense, over the term of the applicable lease.

Research and development expense

Research and development expense includes wages, benefits, research materials, external services, legal fees related to patent protection, overhead and other expenses directly related to research and development operations. Research and development costs are expensed as incurred in accordance with ASC 730, Research and Development.

Income taxes

From inception through July 9, 2015, the Company was a Delaware LLC for federal and state tax purposes and, therefore, all items of income or loss through July 9, 2015 flowed through to the members of AuraSense Therapeutics, LLC. Effective July 9, 2015, the Company converted from an LLC to a C corporation for federal and state income tax purposes. Accordingly, prior to the conversion to a C corporation, the Company did not record

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(in thousands, except unit, share, per unit, and per share data)

deferred tax assets or liabilities or have any net operating loss carryforwards. The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of its assets and liabilities and the expected benefits of net operating loss carryforwards. The impact of changes in tax rates and laws on deferred taxes, if any, is applied during the years in which temporary differences are expected to be settled and is reflected in the financial statements in the period of enactment. The measurement of deferred tax assets is reduced, if necessary, if, based on weight of the evidence, it is more likely than not that some, or all, of the deferred tax assets will not be realized. At June 30, 2017 and December 31, 2016, the Company established a full valuation allowance against its deferred tax assets.

Recent accounting pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09 (ASC 606), Revenue from Contracts with Customers. This ASU, as amended by ASU 2015-14, affects any entity that either enters into contracts with customers to transfer goods and services or enters into contracts for the transfer of nonfinancial assets. ASU 2014-09 will replace most existing revenue recognition guidance in GAAP when it becomes effective. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under the currently effective guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 is effective for Exicure in the first quarter of 2018 and early adoption is permitted beginning in the first quarter of 2017. The Company is currently evaluating the impact of this guidance on its financial statements.

In February 2016, FASB issued ASU 2016-02, Leases (Topic 842), which requires lessees to recognize right-of-use assets and lease liabilities on the balance sheet. ASU 2016-02 is to be applied using a modified retrospective approach at the beginning of the earliest comparative period in the financial statements. ASU 2016-02 will be effective for the Company beginning in the first quarter of 2019. Early adoption is permitted. The Company is currently evaluating the impact of adopting this standard on its financial statements.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 changes several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 requires all excess tax benefits and tax deficiencies to be recognized as income tax expense or benefit in the income statement and treated as discrete items in the reporting period. Further, excess tax benefits are required to be classified along with other income tax cash flows as an operating activity. The guidance is effective for the Company in the first quarter of 2017. Adoption of this guidance did not have a significant impact to the Company’s financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 addresses the classification of certain specific cash flow issues including debt prepayment or extinguishment costs, settlement of certain debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of certain insurance claims and distributions received from equity method investees. ASU 2016-15 is effective for the Company in the first quarter of 2018 and early adoption is permitted. An entity that elects early adoption must adopt all of the amendments in the same period. The Company is currently evaluating the impact of this guidance on its statement of cash flows.

In May 2017, the FASB issued ASU 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting. ASU 2017-09 clarifies when changes to the terms or conditions of a share-based payment award must be accounted for as modifications. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award changes as a result of the change in terms or conditions. ASU 2017-09 will be applied prospectively to awards modified on or after the adoption date. ASU 2017-09 is effective for the Company for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this guidance on its financial statements.

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(in thousands, except unit, share, per unit, and per share data)

3. Property and Equipment

Components of property and equipment were as follows:

	June 30, 2017	December 31, 2016
Scientific equipment	$1,563	$993
Leasehold improvements	201	57
Furniture and fixtures	31	27
Computers and software	26	26
Construction in process	—	17

Property and equipment, gross	1,821	1,120
Less: accumulated depreciation	(706)	(617)

Property and equipment, net	$1,115	$503

4. Debt

On February 17, 2016, the Company closed a $10,000 loan facility with Hercules Technology Growth Capital (HTGC) at a floating interest rate equal to the greater of either (i) 9.95% or (ii) the sum of 9.95% plus the United States prime rate minus 3.50%, with an initial advance against this loan facility of $6,000. Total proceeds net of fees and issuance costs were $5,839. Fees and issuance costs of $161, as well as fees of $231 that are payable to the lender at maturity, are recorded as a reduction in the carrying amount of long-term debt on the Company’s balance sheet and will be amortized to interest expense through the maturity date of September 1, 2019 using the effective interest method. Interest amounts are payable monthly beginning on March 1, 2016 through the maturity date of September 1, 2019. Initially, principal amounts were payable monthly beginning on April 1, 2017 through the maturity date. In 2016, the Company met certain terms in the loan agreement so that principal amounts are payable monthly beginning on July 1, 2017. The loan is collateralized by a security interest in all tangible assets. In addition, the Company is subject to certain financial reporting requirements and certain negative covenants requiring lender consent. Additionally, HTGC shall have the right to participate in a future financing of up to $1,000 under the same terms and conditions and pricing afforded to other participants in that future financing.

In connection with the February 2016 HTGC loan, HTGC also has the right to purchase 104,348 shares of Series C preferred stock at $2.30 per share under the terms of a warrant agreement with the Company. The preferred stock warrant liability was recorded at fair value at the date of issuance of February 17, 2016 in the amount of $134 and recorded as a reduction in the carrying amount of long-term debt on the Company’s balance sheet. This discount of $134 will be amortized to interest expense through the loan maturity date of September 1, 2019 using the effective interest method. The Company will estimate the fair value of the preferred stock warrant liability at the end of each reporting period using the Black-Scholes model and will record any changes in fair value to other income (expense), net on the Company’s statement of operations. At June 30, 2017 and December 31, 2016, the carrying value of long-term debt is $5,768 and $5,667, respectively, and the fair value of the preferred stock warrant liability is $204 and $201, respectively. See Note 9, Fair Value Measurements, for more information on the fair value of the preferred stock warrant liability.

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(in thousands, except unit, share, per unit, and per share data)

At June 30, 2017, the principal maturities of the long-term debt were as follows:

June 30, 2017
2017	$1,208
2018	2,620
2019	2,172

Principal balance outstanding	6,000
less: unamortized discount	(208)
less: unamortized debt issuance costs	(24)

Long-term debt	5,768
Current portion	2,483

Noncurrent portion	3,285

The Company paid interest on debt of $289 and $174 during the six months ended June 30, 2017 and 2016, respectively.

5. Stockholders’ (Deficit) Equity

As discussed in Note 1, the Company converted from a limited liability company into a C corporation on July 9, 2015. In connection with the corporate conversion, each common unit, Class A unit, Class B-I unit, Class B-II unit and Class C unit of AuraSense Therapeutics, LLC issued and outstanding immediately prior to the effectiveness of the corporate conversion was converted into one share of common stock, Series A preferred stock, Series B-1 preferred stock, Series B-2 preferred stock and Series C preferred stock of Exicure, Inc., respectively. Fractional units of AuraSense Therapeutics, LLC that were outstanding prior to the corporate conversion were not converted to shares of stock in Exicure, Inc., resulting in 17 less aggregate shares of outstanding preferred stock of Exicure, Inc. as compared to aggregate outstanding preferred units of AuraSense Therapeutics, LLC in connection with the corporate conversion. Each outstanding option to purchase one common unit of AuraSense Therapeutics, LLC was converted into an option to purchase one share of common stock of Exicure, Inc. The Company completed a reverse-merger with Max-1 Acquisition Corporation on September 26, 2017; see Notes 1 and 12 for additional information.

Class A Units/Series A Preferred Stock

On December 12, 2011, the Company entered into agreements with AuraSense, LLC: the Bill of Sale, Assignment and Assumption Agreement and the Partial Assignment of License Agreement. In exchange for the contribution of certain assets and agreeing to certain undertakings, the Company provided to AuraSense, LLC 22,924,210 of its Class A units.

For purposes of determining the value of its initial capital contribution, the members of AuraSense Therapeutics, LLC agreed that the Class A units provided to AuraSense, LLC were to be valued at $1.10 per unit or an aggregate value $25,217. For accounting purposes, however, as the Company and AuraSense, LLC were under common control, the assets and liabilities transferred and the Class A equity contributions were valued at AuraSense, LLC’s net book value. The net book value of AuraSense, LLC’s contribution at inception was $135.

As further discussed above, in connection with the corporate conversion, 22,924,210 Class A units were converted to 22,924,209 shares of Exicure, Inc. Series A preferred stock.

Liquidation preference. The Class A units/Series A preferred stock are senior in right of payment only to the common units until such time as they have received aggregate distributions equal to their unreturned cash contribution.

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(in thousands, except unit, share, per unit, and per share data)

Class B Units/Series B Preferred Stock

The Class B units/Series B preferred stock are divided into two tranches and have been issued in two series: Class B-I/Series B-1 and Class B-II/Series B-2.

Class B-I/Series B-1. On December 12, 2011, the Company sold 4,937,818 of its Class B-I units at a price per unit of $1.10. Total gross proceeds raised thereby were $5,432 including a receivable of $500 for 454,545 of the sold units. The receivable was collected in 2012. Net proceeds after associated costs and expenses of $61 were $5,371.

Class B-II/Series B-2. On June 27, 2013, the Company sold 2,827,848 of its Class B-II units at a price per unit of $1.30. Total gross proceeds raised thereby were $3,676 and proceeds net of $35 in financing costs were $3,641.

As further discussed above, in connection with the corporate conversion, 4,937,818 Class B-I units and 2,827,848 Class B-II units were converted to 4,937,813 and 2,827,844 shares of Exicure, Inc. Series B-1 and Series B-2 preferred stock, respectively.

Liquidation preference. The Class B units/Series B preferred stock are senior to the Class A units/Series A preferred stock and common units/stock in their right to payment until such time as they have received aggregate distributions equal to their unreturned cash contribution.

Class C Units/Series C Preferred Stock

On June 13, 2014, the Company sold 5,911,450 of its Class C units at a price per unit of $2.30. Total gross proceeds raised thereby were $13,596. Net proceeds after associated costs and expenses of $117 were $13,479.

On February 6, 2015, the Company sold 2,010,219 of its Class C units at a price of $2.30 per unit. Total gross proceeds raised thereby were $4,624. Net proceeds after associated costs and expenses of $43 were $4,581.

As further discussed above, in connection with the corporate conversion, 7,921,669 Class C units were converted to 7,921,662 shares of Exicure, Inc. Series C preferred stock.

In October 2015, the Company sold 6,542,783 shares of its Series C preferred stock at a price of $2.30 per share. Total gross proceeds raised thereby were $15,048. Net proceeds after associated costs and expenses of $69 were $14,979.

On January 11, 2016, the Company sold 195,651 shares of its Series C preferred stock at a price of $2.30 per share. Total gross proceeds raised thereby were $450. Net proceeds after associated costs and expenses of $6 were $444.

Liquidation preference. The Class C units/Series C preferred stock are senior to the Class A and Class B units/preferred stock and common units/stock in rights and privileges as established in the Operating Agreement. Principal among the rights of Class C units/preferred stock was the creation of the Class C liquidation preference whereby, in the event of a liquidation event (i.e., a liquidation, dissolution or winding up of the Company or a sale of the Company), the Class C preferred unit/stock holders are entitled to receive 1.5 times the aggregate cash contribution of all holders of Class C preferred units/stock.

6. Equity-Based Compensation

Prior to October 6, 2015, the Company had granted common unit options to employees, directors, and consultants under the terms of the Equity Incentive Plan which was adopted on September 1, 2011 and subsequently amended and restated on June 13, 2014 (the 2014 Plan). In connection with the corporate conversion (see Note 1), each outstanding common unit option became an option to purchase one share of Exicure, Inc. common stock. On October 6, 2015, the Board of Directors adopted the Exicure, Inc. 2015 Equity Incentive Plan (the 2015 Plan), subject to approval by the Company’s stockholders. Such stockholders approval was received on October 13, 2015. The 2015 Plan replaced the 2014 Plan and all outstanding options as of October 13, 2015 became subject to the terms of the 2015 Plan.

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(in thousands, except unit, share, per unit, and per share data)

The aggregate number of shares of common stock available for awards granted under the 2015 Plan is 9,806,006. As of the first day of each calendar year beginning on or after January 1, 2017, the number of shares available for all awards under the 2015 Plan, other than incentive stock options, will automatically increase by 4% of the number of shares that are issued and outstanding as of that date, unless the compensation committee approves an increase of a lesser percentage. The aggregate number of common stock options available for grant under the 2015 Plan was 2,003,400 as of June 30, 2017.

The common stock options are contingent on the participants’ continued employment or provision of non-employee services and are subject to forfeiture if employment or continued service terminates for any reason. The initial stock option grant to an employee, director or consultant vests 25% on the first 12-month anniversary of the grant date and vests 1/48th monthly thereafter until fully vested at the end of 48 months. Subsequent stock option grants vest 1/48th monthly until fully vested at the end of 48 months. The term of common stock option grants is ten years unless terminated earlier as described above.

Equity-based compensation expense is classified in the statements of operations as follows:

	Six Months Ended June 30,
	2017	2016
Research and development expense	$86	$79
General and administrative expense	656	261

	$742	$340

Unamortized equity-based compensation expense at June 30, 2017 was $2,732, which is expected to be amortized over a weighted-average period of 2.6 years.

The Company utilizes the Black-Scholes option-pricing model to determine the fair value of common stock option grants. The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. The model also requires the input of highly subjective assumptions. In addition to an assumption on the expected term of the option grants as discussed below, application of the Black-Scholes model requires additional inputs for which we have assumed the values described in the table below:

	Six Months Ended June 30,
	2017	2016
Expected term	5.3 to 6.5 years	5.0 to 6.9 years
Risk-free interest rate	1.97% to 2.17%; weighted avg. 2.07%	1.01% to 1.41%; weighted avg. 1.21%
Expected volatility	80.8% to 83.1%; weighted avg. 81.0%	79.8% to 82.0%; weighted avg. 80.7%
Forfeiture rate	5%	5%
Expected dividend yield	— %	— %

The expected term is based upon the “simplified method” as described in Staff Accounting Bulletin Topic 14.D.2. Currently, the Company does not have sufficient experience to provide a reasonable estimate of an expected term of its common stock options. The Company will continue to use the “simplified method” until there is sufficient experience to provide a more reasonable estimate in conformance with ASC 718-10-30-25 through 30-26. The risk-free interest rate assumptions were based on the U.S. Treasury bond rate appropriate for the expected term

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(in thousands, except unit, share, per unit, and per share data)

in effect at the time of grant. The expected volatility is based on calculated enterprise value volatilities for publicly traded companies in the same industry and general stage of development. The estimated forfeiture rates were based on historical experience for similar classes of employees. The dividend yield was based on expected dividends at the time of grant.

The fair value of the underlying common stock and the exercise price for the common stock options granted during the six months ended June 30, 2017 and 2016 are summarized in the table below:

	Fair Value of Underlying Common Stock	Exercise Price of Common Stock Option
Common Stock Options Granted During Period Ended:
Six months ended June 30, 2017	$2.09	$2.09
Six months ended June 30, 2016	$0.95	$0.95

The Company’s common stock has not yet been publicly traded, therefore the Company estimates the fair value of its common stock underlying its common stock options. The grant date fair value of the Company’s common stock has been determined by the Board exercising their judgment in the consideration of a variety of factors. For financial reporting purposes, the Company has periodically estimated the per share fair value of its common stock at various dates using valuations performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation (Practice Aid).

The weighted-average grant date fair value of common stock options granted in the six months ended June 30, 2017 and 2016 was $1.45 and $0.68 per common stock option, respectively.

A summary of common stock option activity as of the periods indicated is as follows:

	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (thousands)
Outstanding—December 31, 2016	6,222,448	$0.62	8.2	$9,143
Granted	1,325,000	2.09
Exercised	(117,708)	0.37
Forfeited	(10,000)	0.47

Outstanding—June 30, 2017	7,419,740	$0.89	8.0	$11,077
Exercisable—June 30, 2017	3,789,206	$0.63	7.5	$6,621
Vested and Expected to Vest—June 30, 2017	7,211,809	$0.87	8.0	$10,857

The aggregate intrinsic value of common stock options exercised during the six months ended June 30, 2017 and 2016 was $202 and $48, respectively.

7. Income Taxes

From inception through July 9, 2015, the Company was a Delaware LLC for federal and state tax purposes and, therefore, all items of income or loss through July 9, 2015 flowed through to the members of AuraSense Therapeutics, LLC. Effective July 9, 2015, the Company converted from an LLC to a C corporation for federal and state income tax purposes.

The Company incurred a pretax loss in each of the six months ended June 30, 2017 and 2016, which consists entirely of loss in the U.S. and resulted in no provision for income tax expense during the periods then ended. The effective tax rate is 0% in each of the six months ended June 30, 2017 and 2016 because the Company has generated tax losses and has provided a full valuation allowance against its deferred tax assets.

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(in thousands, except unit, share, per unit, and per share data)

8. Loss Per Common Share

Basic loss per common share is calculated by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Diluted loss per common share is calculated using the treasury share method by giving effect to all potentially dilutive securities that were outstanding. Potentially dilutive common stock options that were outstanding during the periods presented were excluded from the diluted loss per share calculation because such shares had an anti-dilutive effect due to the net loss reported in those periods. Therefore, basic and diluted loss per common share is the same for each of the six months ended June 30, 2017 and 2016.

The following is the computation of loss per common share for the six months ended June 30, 2017 and 2016:

	Six Months Ended June 30,
	2017	2016
Net loss	$(6,624)	$(7,773)
Weighted-average basic and diluted common shares outstanding	362,545	207,370
Loss per share—basic and diluted	$(18.27)	$(37.48)
Potentially dilutive shares excluded from computation of weighted-average diluted common shares outstanding	7,419,740	6,127,448

9. Fair Value Measurements

ASC Topic 820, Fair Value Measurement, establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value, as follows: Level 1 Inputs—unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date; Level 2 Inputs—other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability; and Level 3 Inputs—unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The Company uses the market approach and Level 1 inputs to value its cash equivalents.

The Company’s long-term debt bore interest at the prevailing market rates for instruments with similar characteristics and, accordingly, the carrying value for this instrument also approximates its fair value and the financial measurement is also classified within Level 2 of the fair value hierarchy.

The fair value of the preferred stock warrant liability was determined using the Black-Scholes option-pricing model. The fair value of the preferred stock warrant is based significantly on the fair value of the Series C preferred stock, which is developed using unobservable inputs, which are classified within Level 3. At the date of issuance, the preferred stock warrant liability was determined using the following assumptions: expected term of 5.0 years, risk-free interest rate of 1.26%, expected volatility of 62.99%, and no expected dividends.

The following assumptions were used to estimate the fair value of the preferred stock warrant liability at June 30, 2017:

June 30, 2017
Expected term	4.3 years
Risk-free interest rate	1.8%
Expected volatility	71.5%
Expected dividend yield	—%

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(in thousands, except unit, share, per unit, and per share data)

A 10% change in the estimate of expected volatility at June 30, 2017 would increase or decrease the fair value of the preferred stock warrant liability in the amount of $11. A 10% change in the estimate of fair value of the Series C preferred stock at June 30, 2017 would increase or decrease the fair value of the preferred stock warrant liability in the amount of $27.

The following is a reconciliation of the Company’s liabilities measured at fair value on a recurring basis using unobservable inputs (Level 3) for the six months ended June 30, 2017:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Balance at January 1, 2017	$201
Loss included in other income (expense), net	3

Balance at June 30, 2017	$204

In connection with the reverse merger (see Note 12), the warrants were terminated under the terms of the warrant agreement immediately prior to the completion of the reverse merger and the preferred stock warrant liability will be reduced to zero.

10. Commitments and Contingencies

Leases

The Company conducts all operations in a facility under an operating lease which commenced in March 2012 and was originally scheduled to end in February 2015. During the first quarter of 2014, the lease was extended for an additional six years through February 2021, and includes a renewal option. During the second quarter of 2016, the Company amended the lease agreement to include additional space to be used primarily for administrative functions effective in May 2016. Lease payments include a fixed payment amount as well as contingent payments related to a proportionate share of operating and real estate expenses. At the inception of the lease, the lessor paid for leasehold improvements totaling $52 which has been capitalized and is being amortized over the lease term. The fixed payment amounts, including those in connection with the amended lease agreement in the second quarter of 2016, increase over the term of the lease but rent expense is recognized on a straight-line basis resulting in the recognition of deferred rent liability of $49 and $50 as of June 30, 2017 and December 31, 2016, respectively, calculated on the basis of the extended lease agreement.

Rent expense consisted of the following:

	For the Six Months Ended June 30,
	2017	2016
Straight-line rent expense	$166	$133
Contingent rent expense	155	108

Total rent expense	$321	$241

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(in thousands, except unit, share, per unit, and per share data)

Future minimum lease payments as of June 30, 2017 are as follows:

Years ending December 31,	Operating Leases
2017	$168
2018	341
2019	347
2020	353
2021	59
Thereafter	—

Total	$1,268

Northwestern University license agreements

On December 12, 2011, (1) AuraSense, LLC assigned to the Company all of its worldwide rights and interests under AuraSense, LLC’s 2009 license agreement with Northwestern University (NU) in the field of the use of nanoparticles, nanotechnology, microtechnology or nanomaterial-based constructs as therapeutics or accompanying therapeutics as a means of delivery, but expressly excluding diagnostics (the “assigned field”); (2) in accordance with the terms and conditions of this assignment, the Company assumed all liabilities and obligations of AuraSense, LLC as set forth in its license agreement in the assigned field; and (3) in order to secure this assignment and the patent rights from NU, the Company agreed (i) to pay NU an annual license fee, which may be credited against any royalties due to NU in the same year, (ii) to reimburse NU for expenses associated with the prosecution and maintenance of the license patent rights, (iii) to pay NU royalties based on any net revenue generated by the Company’s sale or transfer of any licensed product, and (iv) to pay NU, in the event the Company grants a sublicense under the licensed patent rights, the greater of a percentage of all sublicensee royalties or a percentage of any net revenue generated by a sublicensee’s sale or transfer of any licensed product. In August 2015, the Company entered into a restated license agreement with NU (the “restated license agreement”). In February 2016, the Company obtained exclusive license as to NU’s rights in certain SNA technology the Company jointly owns with NU (the “February 2016 license agreement”). The Company’s license to NU’s rights is limited to the assigned field, however the Company has no such limitation as to its own rights in this jointly owned technology. In June 2016, the Company entered into an exclusive license with NU to obtain worldwide rights to certain inhibitors of glucosylceramide synthase and their use in wound healing in diabetes (the “June 2016 license agreement”). The Company’s rights and obligations in these 2016 agreements are substantially the same as in the restated license agreement from August 2015 (collectively referred to as “the Northwestern University License Agreements”). As of June 30, 2017, the Company has paid to NU an aggregate of $3,237 in consideration of each of the obligations described above.

11. Related-Party Transactions

Since its inception in 2011, the Company has shared facilities, certain staff members and certain operating expenses with AuraSense, LLC. On an infrequent basis, the Company also pays certain expenses directly on behalf of AuraSense, LLC which are related to AuraSense, LLC’s grants, and AuraSense, LLC sometimes pays expenses directly on behalf of the Company. These costs are summarized and directly billed between the Company and AuraSense, LLC on a quarterly basis. In addition, certain expense and administrative activities are shared between the Company and AuraSense, LLC. Effective January 1, 2016, the Company and AuraSense, LLC amended its shared services agreement to simplify the billing arrangement. Under the amended shared services agreement, the Company bills AuraSense, LLC $8 per quarter for indirect costs incurred by the Company plus a specified rate for hours worked by Company scientists on projects directly related to AuraSense, LLC. The amended shared services arrangement continues to require direct non-labor expenses incurred by the Company to be billed to AuraSense, LLC. Effective January 1, 2017, the Company and AuraSense, LLC further amended its shared services agreement so that the quarterly fee related to administrative activities billed by the Company to AuraSense, LLC be reduced to $3 per quarter. This decrease is to reflect the current and expected future reduction in administrative activities to be provided by the Company to AuraSense, LLC.

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(in thousands, except unit, share, per unit, and per share data)

The amounts due from AuraSense, LLC in connection with the above mentioned activities were $9 and $15 at June 30, 2017 and December 31, 2016, respectively.

The following is a summary of amounts billed to AuraSense, LLC and recognized in the accompanying unaudited statement of operations in connection with the above mentioned activities:

	For the Six Months Ended June 30,
	2017	2016
Direct labor on research activities	$—	$2
Quarterly fee for indirect costs	6	15
Direct costs of AuraSense LLC paid by the Company or (of the Company paid by AuraSense, LLC), net	3	(4)

	$9	$13

The Company received consulting services from, and paid fees to, one of its co-founders who is not an employee but serves as a member of the Board of Directors of the Company. The Company paid $50 in each of the six months ended June 30, 2016 and 2017 in connection with these consulting services and these amounts are recognized as an expense in the accompanying unaudited statement of operations.

12. Subsequent Events

Reverse merger

On September 26, 2017, pursuant to the Merger Agreement, Max-1 Acquisition Sub, Inc., a wholly-owned subsidiary of Max-1 Acquisition Corporation (“Max-1”), merged with and into Exicure, with Exicure remaining as the surviving entity and a wholly-owned operating subsidiary of Max-1 Acquisition Corporation (the “Merger”). The Merger was effective as of September 26, 2017 (the “Effective Time”), upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware.

At the Effective Time, the legal existence of Max-1 Acquisition Sub, Inc. ceased. At the Effective Time, each share of Exicure’s common and preferred stock (other than shares of Exicure’s Series C preferred stock) issued and outstanding immediately prior to the closing of the Merger was converted into 0.49649 shares of Max-1 Common Stock, and each share of Exicure’s Series C preferred stock issued and outstanding immediately prior to the closing of the Merger was converted into 0.7666652 shares of Max-1 Common Stock. As a result, an aggregate of 26,666,627 shares of Max-1 Common Stock were issued to the holders of Exicure’s capital stock. In addition, pursuant to the Merger Agreement options to purchase 7,419,740 shares of Exicure’s common stock issued and outstanding immediately prior to the closing of the Merger were assumed and converted into options to purchase 3,680,997 shares of Max-1 Common Stock. After the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, Max-1 Corporation changed its name to Exicure, Inc.

The Merger is considered a “reverse merger”, whereby Exicure is considered the accounting acquirer in the Merger. Exicure was determined to be the accounting acquirer based on the terms of the Merger and other factors including: (i) legacy Exicure shareholders own approximately 94% of the combined company on a fully diluted basis immediately following the closing of the Merger, (ii) legacy Exicure directors will hold all six board seats of the combined company, and (iii) legacy Exicure management will hold all key positions in management of the combined company. The transaction will be accounted for as an asset acquisition rather than a business combination because as of the acquisition date, Max-1 does not meet the definition of a business as defined by U.S. GAAP.

Private placement

Following the Effective Time of the Merger, Max-1 (now renamed Exicure, Inc.) sold 6,767,360 shares of Exicure, Inc. common stock pursuant to an initial closing of a private placement offering for up to 13,333,333 shares of Exicure, Inc. common stock at a purchase price of $3.00 per share (the “Offering Price”). The Company may hold one or more subsequent closings at any time prior to October 31, 2017, unless otherwise extended, to sell the remaining shares in the private placement offering. The Company may also sell an additional 3,333,333 shares of

EXICURE, INC.

(formerly AuraSense Therapeutics, LLC)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

(in thousands, except unit, share, per unit, and per share data)

common stock at the Offering Price to cover over-subscriptions in the event the private placement offering is oversubscribed. The private placement offering is referred to herein as the Offering. The Company granted to the investors in the Offering registration rights requiring the Company to register those shares of common stock for public resale. The then existing stockholders of Exicure who agreed to become parties to the registration rights agreement also became entitled to such registration rights. The initial closing of the Offering was on September 26, 2017. The aggregate gross proceeds from the initial closing of the Offering were $20,302 (before deducting placement agent fees and expenses of the initial closing of the Offering, which are estimated at $2,900).

In connection with the initial closing of the Offering, the Company issued warrants to the placement agents to purchase an aggregate of 163,174 shares of common stock. The warrants expire on March 27, 2021 and have an exercise price of $3.00 per share.

The Company has evaluated subsequent events which may require adjustment to or disclosure in the financial statements through the date the financial statements were issued.